Exhibit 21

SUBSIDIARIES OF NISOURCE INC.
as of December 31, 2025

Segment/Subsidiary                             State of Incorporation
COLUMBIA OPERATIONS
Columbia Gas of Kentucky, Inc.    Kentucky
Columbia Gas of Maryland, Inc.    Delaware
Columbia Gas of Ohio, Inc.    Ohio
Columbia Gas of Ohio Receivables Corporation    Delaware
Columbia Gas of Pennsylvania, Inc.    Pennsylvania
Columbia Gas of Pennsylvania Receivables Corporation    Delaware
Columbia Gas of Virginia, Inc.    Virginia
NiSource Gas Distribution Group, Inc.    Delaware

NIPSCO OPERATIONS
Dunn’s Bridge I Solar Generation LLC    Delaware
Dunns Bridge Solar Center, LLC    Delaware
Fairbanks Solar Energy Center LLC    Delaware
Gibson Solar, LLC    Delaware
Indiana Crossroads Solar Generation LLC    Delaware
Indiana Crossroads Wind Farm LLC    Delaware
Indiana Crossroads Wind Generation LLC    Delaware
Meadow Lake Solar Park LLC    Delaware
NIPSCO Accounts Receivable Corporation    Indiana
NIPSCO Holdings I LLC    Indiana
NIPSCO Holdings II LLC    Delaware
Northern Indiana Public Service Company LLC*    Indiana
RoseWater Wind Farm LLC    Delaware
RoseWater Wind Generation LLC    Delaware

CORPORATE AND OTHER OPERATIONS
Bay State Gas Company    Massachusetts
Generation Holdings I LLC    Indiana
Generation Holdings II LLC    Delaware
Lake Erie Land Company    Indiana
NIPSCO Generation LLC    Indiana
NiSource Corporate Group, LLC    Delaware
NiSource Corporate Services Company    Delaware
NiSource Development Company, Inc.    Indiana
NiSource Energy Technologies, Inc.    Indiana
NiSource Insurance Corporation, Inc.    Utah
* Both Gas Distribution Operations and Electric Operations